EXHIBIT 23.1






                        INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Alliance Farms Cooperative Association:

We consent to the use of our report included herein, and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.




KPMG Peat Marwick LLP

Kansas City, Missouri
October 6, 1998